EXHIBIT 2.2

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE WESTERN DISTRICT OF OKLAHOMA


In Re:                         )
                               )
         SKOLNIKS, INC.        )       No. BK 95-10206-LN
                               )       Chapter 11
         Debtor.               )


              MODIFICATION OF SECOND AMENDED PLAN OF REORGANIZATION
              -----------------------------------------------------

TO ALL CREDITORS OF SKOLNIKS, INC.:

         COMES NOW the Debtor-in-Possession and modified the heretofore filed Second Amended Plan of Reorganization by inserting, following the first paragraph of Treatment of Class G Claims located on page 16 of the Second Amended Plan of Reorganization, the following language:

                  "Provided, however, that should the claims of this Class be allowed and the Court, after hearing on objections to such claims, determine that such allowed claims are on a parity with other unsecured claims, then and in that event, such allowed claims shall be reclassified as Class F claims and be satisfied by distributions made pro rata with other unsecured claims included in said Class F. Any and all other references to treatment of Class F claims in this Plan should be considered modified to the extent effected by the foregoing language."

                  The Plan is further modified by deleting Class L and treatment of the same.

                  Done on this _____ day of June, 1996.

                                         SKOLNIKS, INC.

                                         By:____________________________________
                                             RICHARD R. BAILEY #000426
                                             of the firm of
                                             MCCLELLAND, COLLINS, BAILEY,
                                             BAILEY & BELLINGHAM
                                             Colcord Building - 11th  Floor
                                             15 North Robinson
                                             Oklahoma City, Oklahoma 73102
                                             405-235-9371
                                             ATTORNEY FOR DEBTOR IN POSSESSION